EMPLOYMENT AGREEMENT


       This EMPLOYMENT AGREEMENT is entered into effective as of July 1, 2002, by and between RENTRAK CORPORATION, an Oregon corporation ("Company"), and RONALD GIAMBRA ("Executive"). RECITALS

       Company and Executive desire to enter into an Employment Agreement setting forth the terms and conditions of Executive's employment with Company. AGREEMENT

       In consideration of the mutual covenants and agreements set forth in this Agreement, Company and Executive agree as follows:

       1. Employment

       1.1 Term. Company agrees to employ Executive to serve as Vice-President of Company's Theatrical Operations division and to serve in such additional or different position or positions not inconsistent with that position as Company and Executive mutually agree. The term of employment will be for a period (the "Employment Period") commencing on the effective date of this Agreement and expiring June 30, 2005, unless earlier terminated as set forth in this Agreement.

       1.2 Duties and Responsibilities. Executive will report directly to Christopher Aronson, Senior Vice-President of Company's Theatrical Operations Division. Executive will perform such duties on behalf of Company and its Theatrical Operations division as may be assigned from time to time by Company's Senior Vice President - Theatrical Operations.

       1.3 Location. The principal locations at which Executive will perform services for Company will be at Company's Theatrical Operations office in the in Los Angeles, California, area. Executive will do such traveling as may be required from time to time in the performance of his duties under this Agreement.

       1.4 Outside Activities. During his employment under this Agreement, Executive will devote his full business time, energies, and attention to the business and affairs of Company, and to the promotion and advancement of its interests. Executive will perform his services faithfully, competently, and to the best of his abilities and will not engage in professional or personal business activities that may require an appreciable portion of Executive's time or effort to the detriment of Company's business.

       1.5 Application of Corporate Policies. Executive will, except as otherwise provided in this Agreement, be subject to Company's rules, practices, and policies applicable generally to Company's executive employees as set forth in Company's Employee Handbook, as such rules, practices, and policies may be revised from time to time by the Board.

       2. Compensation

       2.1 Base Salary. Executive will be paid a base salary ("Base Salary") at the annual rate of $135,000 (effective May 1, 2002). The annual Base Salary will be reviewed by the Company's Senior Vice-President-Theatrical Operations on or before April 1 of each year (commencing in 2003), unless Executive's employment has been terminated earlier pursuant to this Agreement, to determine if such Base Salary should be increased for the following year in recognition of services to Company. 2.2 Payment. Payment of all compensation to Executive will be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and will be subject to all applicable employment and withholding taxes. 2.3 Bonuses. -------

               2.3.1 Annual Bonus. Executive will participate, together with Company's other executives, in Company's discretionary annual bonus program and will be eligible to receive an annual bonus in such amounts, if any, as are determined by the Board in its discretion.

       3. Other Employment Benefits

       3.1 Business Expenses. Upon submission of itemized expense statements in the manner specified by Company, Executive will be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement. Executive's travel expenses, and all other expenditures by Executive in connection with his services for Company, must be strictly in accordance with the budget for the Theatrical Operations approved by Company. Executive will have an active role in the creation and periodic revision of such budget.

       3.2 Benefit Plans. Executive will be entitled to participate in Company's medical and dental plans, life and disability insurance plans, retirement plans, and other benefit plans offered by Company to its executives during the term of this Agreement (collectively the "Benefit Plans") pursuant to the respective terms and conditions of such Benefit Plans. Nothing in this Agreement will preclude Company or any affiliate of Company from terminating or amending any Benefit Plan or benefit program from time to time.

       3.3 Personal Time Off. Executive will receive an annual grant of 208 hours of credit (or such higher number of hours as are credited to Company's other executives) under Company's Personal Time Off (PTO) program.

       3.4 Stock Options. Effective May 8, 2002, Company granted Executive an option (the "Option") to purchase 10,000 shares of Company's common stock pursuant to the terms of Company's 1997 Equity Participation Plan (the "Plan"). The Option will be evidenced by a stock option agreement (the "Option Agreement") dated May 8, 2002 (the "Grant Date"), subject to the provisions of the Plan and the following terms and conditions:

          (a) The option purchase price is $ 5.73 per-share;

          (b) The Option is initially not exercisable and will vest and become exercisable in full on the first anniversary of the Grant Date;

          (c) The Option will not continue to vest after Executive's death, disability, or termination of employment with Company for any reason;

          (d) The Option will be an incentive stock option (within the meaning of Internal Revenue Code ("IRC") ss. 422);

          (e) The Option will become fully and immediately exercisable upon (i) a change in control of Company (as that term is defined in the Plan or in Executive's Option Agreement), (ii) any sale of all or a substantial portion of Company's business operations, (iii) a sale by Company of its Theatrical Operations business, or (4) a termination of Executive's employment by Company without Cause or by Executive for Good Reason (as those terms are defined in Section 4.3.2 and 4.5.2); and

          (f) The Option will be subject to such other terms and conditions as determined by Company's Compensation Committee and set forth in the Option Agreement.

       4. Termination of Employment Prior to a Change in Control

       4.1 Death. Upon the death of Executive during the Employment Period, this Agreement will automatically terminate and all rights of Executive and his heirs, executors and administrators to compensation and other benefits under this Agreement will cease, except that Executive's heirs, executors and administrators, as the case may be, will be entitled to:

          (a) Accrued Base Salary through Executive's date of death;

          (b) Other benefits under Benefit Plans to which Executive was entitled on Executive's date of death in accordance with the terms of such Benefit Plans, including without limitation payment for all accrued and unused Person Time Off credits; and

          (c) The accrued but unpaid annual bonus, if any, for any fiscal year of Company ended prior to the date of death.

       4.2 Disability. Company may, at its option, terminate Executive's employment under this Agreement upon written notice to Executive if Executive, because of physical or mental incapacity or disability, fails to perform the essential functions of his position, with reasonable accommodation, required of him under this Agreement for a continuous period of 120 days or any 180 days within any 12-month period. Upon such termination during the Employment Period, all obligations of the Company under this Agreement will cease, except that Executive will be entitled to:

          (a) Accrued Base Salary through the date of Executive's termination of employment;

          (b) Other benefits under Benefit Plans to which Executive was entitled upon such termination of employment in accordance with the terms of such Benefit Plans, including without limitation payment for all accrued and unused Person Time Off credits; and

          (c) The accrued but unpaid annual bonus, if any, for any fiscal year ended prior to the date of such termination.

In the event of any dispute regarding the existence of Executive's incapacity or disability, the matter will be resolved by the determination of an independent physician to be selected by the Board. Executive agrees to submit to appropriate medical examinations for purposes of such determination.

       4.3 Cause.

               4.3.1 Termination for Cause. The Company may, at its option, terminate Executive's employment under this Agreement for Cause (as defined in Section 4.3.2). Any such termination for Cause must be authorized by the Board. At least 60 days prior to such Board authorization, Executive must be given written notice by the Board of the claimed bases for the termination of his employment for Cause and must be given the opportunity to appear before the Board, with legal representation, to present arguments and evidence on his own behalf.

               4.3.2 Definition. As used in this Agreement, the term "Cause" means:

          (a) Commission of an act of fraud, embezzlement, or theft constituting a felony; or

          (b) Willful commission of an act (or failure to take an action) that is intentionally against the interest of Company and that causes Company material injury.

For purposes of this Agreement, Executive will not be deemed to be terminated for Cause unless and until Company delivers to Executive a copy of a formal resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for this purpose (after reasonable notice to Executive and an opportunity for Executive, together with his legal counsel, to attend and be heard before the

Board) expressly finding that in the good faith opinion of the Board Executive was guilty of conduct constituting Cause as defined in this Section and specifying in detail the particulars of such conduct.

               4.3.3 Effect on Other Remedies. The exercise of the right of the Company to terminate this Agreement pursuant to this Section 4.3.3 will not abrogate the rights or remedies of the Company in respect of the actions giving rise to such termination.

               4.3.4 Effect of Termination for Cause. If the Company terminates Executive's employment for Cause, all obligations of the Company under this Agreement will cease, except that Executive will be entitled to the payments and benefits specified in Sections 4.2(a) and 4.2(b).

       4.4 Termination Without Cause. If during the Employment Period and prior to a Change in Control (or more than two years following a Change in Control), the Board terminates the employment of Executive for any reason other than a reason set forth in Sections 4.1 (death), 4.2 (Disability), or 4.3 (Cause), all obligations of the Company under this Agreement will cease, except that Executive will be entitled to:

          (a) The payments and benefits specified in Sections 4.2(a) and 4.2(b); and

          (b) The accrued but unpaid annual bonus, if any, for any fiscal year ended prior to the date of such termination; and, in addition

          (c) Severance payments (the "Severance Payments") equal to the amounts described in either paragraph (i), (ii), or (iii) below, payable contingent on Executive's execution of a comprehensive release (in a form to be drafted by Company and its counsel) of any and all claims that Executive may hold through the date such release is executed against Company or any of its subsidiaries or affiliates. Executive will not be entitled to Severance Payments in the event the Employment Period is not extended or this Agreement is not renewed by Company.

                        (i) In the event that, on or before the date of termination, Company has signed two of the following studios (Fox, Columbia, Disney, Paramont, MGM, Universal, or Warner) to a theatrical agreement satisfactory to Company, the Severance Payments will be equal to either (at the election of Executive, subject to the approval of Company): (A) a continuation of Executive's Base Salary for two years, payable in accordance with Company's regular payroll practices, or (B) a single lump sum cash payment equal to 18 months of Base Salary (net of applicable taxes);

                        (ii) If  paragraph  (i) does not  apply,  the  Severance
                Payments  will  be  an  amount  equal  to  a   continuation   of
                Executive's Base Salary for
                six months, payable in accordance with Company's regular payroll practices; or

                        (iii) In the event such termination  (whether  paragraph
                (i) or paragraph (ii) would otherwise apply) is in connection with a sale or closure by Company of its Theatrical Operations business, the Severance Payments will be equal to a continuation of Executive's Base Salary, payable in accordance with Company's regular payroll practices, through the expiration of the Employment Period or the expiration of two years following the date of termination, which ever is greater.

During the period that Executive is receiving Severance Payments pursuant to either paragraph (i), (ii), or (iii) of this Section 4.4(c), Company will pay (or reimburse Executive for) Executive's cost for COBRA continuation of his health insurance coverage at the same levels as he enjoyed prior to termination.

       4.5 Good Reason.

4.5.1 Termination for Good Reason. Executive may terminate his employment with the Company prior to the end of the Employment Period for Good Reason (as defined in Section 4.5.2) upon 60 days prior written notice to the Company (or such shorter period as may be permitted by the Board). If Executive terminates his employment under this Agreement for Good Reason during the Employment Period and prior to a Change in Control, all obligations of the Company under this Agreement will cease, except that Executive will be entitled to:

          (a) The payments and benefits specified in Sections 4.2(a) and 4.2(b);

          (b) The accrued but unpaid annual bonus, if any, for any fiscal year ended prior to the date of such termination; and

          (c) The Severance Payments described in Section 4.4, subject to the release condition set forth in that Section.

               4.5.2 Definition. As used in this Agreement, the term "Good Reason" means the occurrence, without Executive's written consent, of any one or more of the following, to the extent not cured within a reasonable period of time (not to exceed 30 days) after written notice specifying the basis for Executive's termination of employment pursuant to this Section 5(e) is given to Company by Executive:

          (a) Any reduction in the Base Salary of Executive;

          (b) Any reduction in the benefits, taken as a whole, provided to Executive pursuant to the Benefit Plans;

          (c) Any reduction in the Severance Payments or in the events upon which such payments are to be made to Executive under this Agreement;

          (d) Any reduction or elimination of Executive's right to participate in Company's annual bonus program or the 1997 Equity Participation Plan (or any successor or similar annual bonus program or stock-based compensation plan);

          (e) Any diminution in the title or position or reporting level of Executive; or

          (f) Any significant diminution in the responsibilities of Executive, as set forth in this Agreement.

       4.6 Voluntary Termination Other Than For Good Reason. Executive may voluntarily terminate his employment with Company prior to the end of the Employment Period for any reason other than a reason set forth in Section 4.5 upon 60 days prior written notice to the Company (or such shorter period as may be permitted by the Board). If Executive voluntarily terminates his employment pursuant to this Section 4.6, all obligations of the Company under this Agreement will cease, except that Executive will be entitled to the payments and benefits specified in Sections 4.2(a) and 4.2(b).

       4.7 Cooperation. After notice of termination and prior to the effective date of termination, Executive will cooperate with Company, as reasonably requested by Company, to effect a transition of Executive's responsibilities and to ensure that Company is aware of all matters being handled by Executive.

       5. Effect Of Change In Control

       5.1 Definitions.

       "Change in Control". For purposes of this Agreement, a "Change in Control" will be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following three paragraphs unless the events leading to such condition have been approved by two-thirds of the directors of Company then in office:

          (a) Any "person" (as that term is defined in Section 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Company, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Company representing 25 percent or more of the combined voting power of Company's then outstanding securities;

          (b) A majority of the directors elected at any annual or special meeting of shareholders are not individuals nominated by Company's then incumbent Board; or

          (c) The shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75 percent of the combined voting power of the voting securities of Company or of such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of its assets.

       "Excise Tax" means a tax imposed by IRC ss. 4999(a), or any successor provision, with respect to "excess parachute payments" as described in IRC ss. 280G(b).

       "Other Agreement" means a plan, arrangement, or agreement pursuant to which an Other Payment is made.

       "Other Payment" means any payment or benefit payable to Executive in connection with a Change in Control of Company pursuant to any plan, arrangement, or agreement (other than this Agreement) with Company, a person whose actions result in such Change in Control, or any person affiliated with Company or such person.

       "Total Payments" means all payments or benefits payable to Executive in connection with a Change in Control, including Change in Control Payments pursuant to this Agreement and any other payments or benefits pursuant to any other plan, agreement, or arrangement with Company, a person whose actions result in the Change in Control, or any person affiliated with Company or such person.

       5.2 Compensation Upon Termination Following a Change in Control. In the event of Company's termination of Executive without Cause, or Executive's termination of employment with Company for Good Reason, at any time within two years following a Change in Control during the Employment Period, Executive will be entitled to the payments described in Section 4.4; provided, however, that the Severance Payments described in Section 4.4 will be equal to a continuation of Executive's Base Salary through the expiration of two years following the date of termination. The payments and benefits payable to Executive pursuant to this Section 5.2 in connection with a Change in Control of Company are referred to as the "Change in Control Payments."

       5.3 Reduction in Change in Control Payments to Avoid Excess Parachute Tax Payments.

               5.3.1 Reduction. In the event that any portion of the Total Payments payable to Executive in connection with a Change in Control of Company would constitute an "excess parachute payment" within the meaning of IRC ss. 280G(b) that is subject to an Excise Tax, the Change in Control Payments otherwise payable under this Agreement will be reduced to the extent necessary to avoid such excise tax if, and only if, such reduction would result in a larger after-tax benefit to Executive, taking into account all applicable federal, state, and local income and excise taxes, until either (i) no portion of the Total Payments are subject to such Excise Tax or (ii) the Change in Control Payments are reduced to zero.

               5.3.2 Application. For purposes of this limitation:

          (a) No portion of the Total Payments, the receipts or enjoyment of which Executive has effectively waived in writing prior to the date of payment of any Change in Control Payments, will be taken into account;

          (b) No portion of the Total Payments will be taken into account which, in the opinion of tax counsel selected by Company and reasonably acceptable to Executive ("Tax Counsel"), does not constitute a "parachute payment" within the meaning of IRC ss. 280G;

          (c) If Executive and Company disagree whether any payment of Change in Control Payments will result in an Excise Tax or whether a reduction in any Change in Control Payments will result in a larger after-tax benefit to Executive, the matter will be conclusively resolved by an opinion of Tax Counsel;

          (d) Executive agrees to provide Tax Counsel with all financial information necessary to determine the after-tax consequences of payments of Change in Control Payments for purposes of determining whether, or to what extent, Change in Control Payments are to be reduced pursuant to this Section 5.3; and

          (e) The value of any noncash benefit or any deferred payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a "parachute payment" for purposes of this Section 5.3, will be determined by Company's independent accountants in accordance with the principles of IRC ss. 280(G)(d)(3) and
       (4).

               5.3.3 Effect on Other Agreements. In the event that any Other Agreement has a provision that requires a reduction in the Other Payment governed by such Other Agreement to avoid or eliminate an "excess parachute payment" for purposes of IRC ss. 280G, the reduction in Change in Control Payments pursuant to this Section 5.3 will be given effect before any reduction in the Other Payment pursuant to the Other Agreement. To the extent possible, Company and Executive agree that reductions in benefits under any plan, program, or arrangement of Company will be reduced (only to the extent described in Section 5.3.1) in the following order of priority:

          (a) Change in Control Payments under this Agreement; (b) Benefit Plan benefit continuation; and

          (c) The acceleration in the exercisability of any stock option or other stock related award granted by Company.

       6. No Mitigation

       In the event Company makes payments to Executive pursuant to any provision of this Agreement following a termination of his employment relationship with Company, Executive will not be required to mitigate damages with respect to the amount of any such payments by seeking other employment or otherwise, nor will the amount of any such payments pursuant to this Agreement be reduced by any compensation earned or received by Executive as a result of employment by another employer.

       7. Confidential Information

       7.1 Definition. "Confidential Information" is all nonpublic information relating to Company or its business that is disclosed to Executive, that Executive produces, or that Executive otherwise obtains during employment. Confidential Information also includes information received from third parties that Company has agreed to treat as confidential. Examples of Confidential Information include, without limitation, marketing plans, customer lists or other customer information, product design and manufacturing information, and financial information. Confidential Information does not include any information that (i) is within the public domain other than as a result of disclosure by Executive in violation of this Agreement, (ii) was, on or before the date of disclosure to Executive, already known by Executive, or (iii) Executive is required to disclose in any governmental, administrative, judicial, or quasi-judicial proceeding, but only to the extent that Executive is so required to disclose and provided that Executive takes reasonable steps to request confidential treatment of such information in such proceeding.

       7.2 Access to Information. Executive acknowledges that in the course of his employment he expects to have access to Confidential Information, that such information is a valuable asset of Company, and that its disclosure or unauthorized use will cause Company substantial harm.

       7.3 Ownership. Executive acknowledges that all Confidential Information will continue to be the exclusive property of Company (or the third party that disclosed it to Company), whether or not prepared in whole or in part by Executive and whether or not disclosed to Executive or entrusted to his custody in connection with his employment by Company.

       7.4 Nondisclosure and Nonuse. Unless authorized or instructed in advance in writing by Company, or required by law (as determined by licensed legal counsel), Executive will not, except as required in the course of Company's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Executive.

       7.5 Return of Confidential Information. Upon request by Company during or after his employment, and without request upon termination of employment pursuant to this Agreement, Executive will deliver immediately to Company all written, stored, saved, or otherwise tangible materials containing Confidential Information without retaining any excerpts or copies.

       7.6 Duration. The obligations set forth in this Section 7 will continue beyond the term of employment of Executive by Company and for so long as Executive possesses Confidential Information.

       8. Exclusive Employment

       During employment with Company, Executive will not do anything to compete with Company's present or contemplated business, nor will he plan or organize any competitive business activity. Executive will not enter into any agreement which conflicts with his duties or obligations to Company. Executive will not during his employment or within one year after it ends, without Company's express written consent, directly or indirectly, solicit or encourage any employee, agent, independent contractor, supplier, customer, consultant or any other person or company to terminate or alter any existing contractual relationship with Company.

       9. Assignment and Transfer

       Executive's rights and obligations under this Agreement are not transferable by assignment or otherwise, and any purported assignment, transfer or delegation of such rights or obligations will be void. This Agreement will inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of Company's assets, any successor to Company or any assignee from Company or such successor.

       10. No Inconsistent Obligations

       Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with Company. Executive will not disclose to Company, or use, or induce Company to use, any proprietary information or trade secrets of others. Executive represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.

       11. Miscellaneous

       11.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

       11.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter of this Agreement.

       11.3 Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of Company.

       11.4 Severability. If any term, provision, covenant or condition of this Agreement, or the application of any such term, provision, covenant, or condition to any person, place or circumstance, is held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances will remain in full force and effect.

       11.5 Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement will be in all cases construed according to its fair meaning and not strictly for or against Company or Executive.

       11.6 Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party (or by his or its successor), whether pursuant to this Agreement, to any other agreement, or to law, will not preclude or waive its right to exercise any or all other rights and remedies.

       11.7 Nonwaiver. No failure or neglect of either party in any instance to exercise any right, power or privilege under this Agreement or under law will constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party must be contained in a written instrument signed by the party to be charged and, in the case of Company, by an officer of Company (other than Executive) or other person duly authorized by Company.

       11.8 Equitable Remedies for Breach. The parties agree that, in the event of breach or threatened breach of any covenants of Executive, the damage or imminent damage to the value and the goodwill of Company's business will be inestimable, and that therefore any remedy at law or in damages will be inadequate. Accordingly, the parties agree that Company will be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any of such provisions by Executive, in addition to any other relief (including damages) available to Company under this Agreement or under law.

       11.9 Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law will be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive's residence (as noted in Company's records), or to Company's principal office, as the case may be.

       11.10 Assistance in Litigation. Executive will, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to Company as may reasonably be required by Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination will be furnished at mutually agreeable times and for mutually agreeable compensation.

       11.11 Attorneys' Fees. In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorneys' fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorneys' fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorneys' fees incurred prior to and during any arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorneys' fees incurred in any such judicial proceedings).

       The parties have duly executed this Agreement effective as of July 1, 2002.

RENTRAK CORPORATION                          EXECUTIVE:


By
  ----------------------------               --------------------------------
Name:                                        Ronald Giambra
      ------------------------
Title:
       -----------------------